UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report:	December 22, 2010
(Date of earliest event reported)

A. M. CASTLE & CO.
(Exact name of registrant as specified in its charter)

Maryland	1-5415	36-0879160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 North Wolf Road Franklin Park, Illinois 60131
(Address of principal executive offices)

Registrant's telephone number including area code: (847) 455-7111

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13 e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Form of  Severance Agreement for Executive Officers (other than CEO)

On October 27, 2010, the Human Resources Committee of the Board of Directors of A. M. Castle & Co. (the “company”) authorized amendments to the company’s form of Severance Agreement (“SEVA”) for certain key employees, including the principal financial officer and other named executive officers (other than the chief executive officer).  The amendments were effected pursuant to amended and restated Severance Agreements, dated December 22, 2010, a copy of the form of which is filed herewith as Exhibit 10.26 and incorporated herein by reference (the “Amended SEVA”).

These amendments, inter alia, (i) modify the definitions of “Cause”, and “Good Reason,” (ii) extend the initial term of the SEVA to two years, with one year automatic extensions annually, unless either party notifies the other that it does not wish to extend the term, (iii) provide for the addition of new Section 6 of the SEVA regarding the timing of payments and benefits to comply with Section 409A of the Internal Revenue Code, (iv) modify the amount of the payment representing short term incentive compensation due following termination of employment from a pro rata payment based on target performance to a pro rata payment based on actual  performance, (v) provide for the vesting of long term performance awards on a pro rata basis based on actual performance through the end of the performance period, provided the executive’s termination of employment precedes the end of the performance period by less than one year, (vi) provide that vested stock options will remain exercisable for a period of three months following termination of employment (but not beyond their original expiration date), and (vii) modify the dispute resolution provisions of the SEVA.  The amendments also respond to guidance issued by the Internal Revenue Service as to the interpretation of the application of Section 409A of the Internal Revenue Code to severance payments that are contingent on a release of claims.  The amendments limit the time period in which the executive must execute and deliver a release of claims in order to receive payments that he is entitled to receive as a result of his termination.

    The preceding summary of the revisions to the form of SEVA does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Amended SEVA, which is filed as an exhibit to this Current Report on Form 8-K.

Amendment to CEO Employment/Non-Competition Agreement and Change in Control Agreement

    On December 9, 2010, the independent members of the Board of Directors of the company, upon recommendation of the Human Resources Committee of the Board of Directors, authorized amendments to the current Employment/Non-Competition Agreement (“Employment Agreement”) and Change in Control Agreement (“CICA”) for Michael Goldberg, the company’s President and Chief Executive Officer.  The amendments were effected pursuant to an amended and restated Employment Agreement and an amended and restated Change in Control Agreement, each dated December 22, 2010, copies of which are filed herewith as Exhibits 10.27 and 10.28, respectively, and incorporated herein by reference (collectively, the “Amended Agreements”).

The amendments to the Employment Agreement, inter alia, (i) modify the definition of “Cause,” (ii) provide for the addition of new Section 6(i) of the Employment Agreement regarding the timing of payments and benefits to comply with Section 409A of the Internal Revenue Code, (iii) modify the amount of the payment representing short term incentive compensation due following termination of employment from a pro rata payment based on target performance to a pro rata payment based on actual  performance, (iv) provide for the vesting of long term performance awards on a pro rata basis based on actual performance through the end of the performance period, provided the executive’s termination of employment precedes the end of the performance period by less than one year, (v) provide that vested stock options will remain exercisable for a period of three months following termination of employment (but not beyond their original expiration date), and (vi) provide for continued use of a company-owned or leased automobile for up to one year following termination of employment.

The amendments to the CICA, inter alia, (i) modify the definitions of “Cause” and “Change in Control”, (ii) provide for the addition of new Section 3 of the CICA regarding the timing of payments and benefits to comply with Section 409A of the Internal Revenue Code, (iii) modify the amount of the payment representing short term incentive compensation due following termination of employment following a change in control from a pro rata payment based on target performance to a pro rata payment based on actual  performance, (iv) modify the vesting of long term performance awards to provide for the vesting on a pro rata basis upon a change of control based on actual performance through the end of the calendar month immediately preceding the change in control, as opposed to vesting on a pro rata basis upon termination of employment following a change in control based on a good faith estimate of the number of shares payable to the executive as of the end of the performance cycle as determined in good faith by the Board of Directors, (v) provide that vested stock options will remain exercisable for a period of three months following termination of employment following a change in control (but not beyond their original expiration date), and (vi) provide for continued use of a company-owned or leased automobile for up to one year following termination of employment.

The preceding summary of the revisions to the Employment Agreement and CICA does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Agreements, which are filed as exhibits to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
10.26*	Form of Amended and Restated Severance Agreement for Executive Officers other than the CEO.
10.27*	CEO Change in Control Agreement, as amended and restated December 22, 2010.
10.28*	CEO Employment/Non-Competition Agreement, as amended and restated December 22, 2010.

*This agreement is considered a compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. M. CASTLE & CO.

December 22, 2010	By:	/s/ Robert J. Perna
Robert J. Perna
Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description	Page
10.26	Form of amended and restated Severance Agreement for executive officers other than the CEO.	E-1
10.27	CEO Change in Control Agreement, as amended and restated December 22, 2010.	E-10
10.28	CEO Employment/Non-Competition Agreement, as amended and restated December 22, 2010.	E-17